Exhibit 21.1

Subsidiaries of the Company

The following is a list of the Company’s significant subsidiaries as of February 24, 2022,

Name of Significant Subsidiary	Jurisdiction of Incorporation	Portion of Ownership Interest

Genco Ship Management LLC	Delaware	100%
Genco Investments LLC	Marshall Islands	100%
Genco Augustus Limited	Marshall Islands	100%
Genco Tiberius Limited	Marshall Islands	100%
Genco London Limited	Marshall Islands	100%
Genco Titus Limited	Marshall Islands	100%
Genco Constantine Limited	Marshall Islands	100%
Genco Hadrian Limited	Marshall Islands	100%
Genco Commodus Limited	Marshall Islands	100%
Genco Maximus Limited	Marshall Islands	100%
Genco Claudius Limited	Marshall Islands	100%
Genco Predator Limited	Marshall Islands	100%
Genco Warrior Limited	Marshall Islands	100%
Genco Hunter Limited	Marshall Islands	100%
Genco Aquitaine Limited	Marshall Islands	100%
Genco Ardennes Limited	Marshall Islands	100%
Genco Auvergne Limited	Marshall Islands	100%
Genco Bourgogne Limited	Marshall Islands	100%
Genco Brittany Limited	Marshall Islands	100%
Genco Languedoc Limited	Marshall Islands	100%
Genco Picardy Limited	Marshall Islands	100%
Genco Pyrenees Limited	Marshall Islands	100%
Genco RE Investments LLC	Marshall Islands	100%
Genco Rhone Limited	Marshall Islands	100%
Genco Defender Limited	Marshall Islands	100%
Genco Liberty Limited	Marshall Islands	100%
Genco Columbia Limited	Marshall Islands	100%
Genco Endeavour Limited	Marshall Islands	100%
Genco Resolute Limited	Marshall Islands	100%
Genco Weatherly Limited	Marshall Islands	100%
Genco Freedom Limited	Marshall Islands	100%
Genco Magic Limited	Marshall Islands	100%
Genco Vigilant Limited	Marshall Islands	100%
Genco Enterprise Limited	Marshall Islands	100%
Genco Madeleine Limited	Marshall Islands	100%
Genco Constellation Limited	Marshall Islands	100%
Genco Mayflower Limited	Marshall Islands	100%
Genco Laddey Limited	Marshall Islands	100%
Genco Mary Limited	Marshall Islands	100%
Genco Holdings Limited	Marshall Islands	100%
Genco Shipping Pte. Limited	Singapore	100%
GS Shipmanagement Pvt. Limited	India	50%
GS Shipmanagement Pte. Limited	Singapore	50%
Genco Shipping A/S	Denmark	100%
Baltic Trading Limited	Marshall Islands	100%
Baltic Bear Limited	Marshall Islands	100%
Baltic Hornet Limited	Marshall Islands	100%
Baltic Lion Limited	Marshall Islands	100%
Baltic Mantis Limited	Marshall Islands	100%

Name of Significant Subsidiary	Jurisdiction of Incorporation	Portion of Ownership Interest

Baltic Scorpion Limited	Marshall Islands	100%
Baltic Tiger Limited	Marshall Islands	100%
Baltic Wasp Limited	Marshall Islands	100%
Baltic Wolf Limited	Marshall Islands	100%